                                    EXHIBIT 5

                      [GREENBERG TRAURIG, LLP LETTERHEAD]

                               October 3, 2000


Intelispan, Inc.
1720 Windward Concourse, Suite 100
Alpharetta, Georgia 30005

                  RE:      REGISTRATION STATEMENT ON FORM S-8
                           INTELISPAN, INC.

Ladies and Gentlemen:

                  As legal counsel to Intelispan, Inc., a Washington corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 4, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 2,371,900 shares of the Company's common stock, par value $0.0001 per share, (the "Shares") issuable pursuant to the Company's Performance Equity Plan (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Washington, as amended through the date hereof;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Various resolutions of the Board of Directors of the Company authorizing the Plan and the issuance of the Shares;

                  D.       The Registration Statement; and

                  E.       The Plan.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares,

                      [GREENBERG TRAURIG, LLP LETTERHEAD]

Intelispan, Inc.
October 3, 2000
Page Two

when issued and sold in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                  We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Washington. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                            Very truly yours,


                                            /s/  Greenberg Traurig, LLP